                                                                    EXHIBIT 25.1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          -----------------------------

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
-----                          SECTION 305(b) (2)

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                  41-1592157
(Jurisdiction of incorporation or                    (I.R.S. Employer
organization if not a U.S. national                  Identification No.)
bank)

SIXTH STREET AND MARQUETTE AVENUE
Minneapolis, Minnesota                               55479
(Address of principal executive offices)             (Zip code)

                       Stanley S. Stroup, General Counsel
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
                               (Agent for Service)

                          -----------------------------

                        LOEWEN GROUP INTERNATIONAL, INC.
               (Exact name of obligor as specified in its charter)

DELAWARE                                             52-1522627
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

11TH FLOOR, ATRIA III
2225 SHEPPARD AVENUE EAST
TORONTO, ONTARIO, CANADA                             M2J 5C2
(Address of principal executive offices)             (Zip code)

                          -----------------------------
                 12 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2012
                       (Title of the indenture securities)
================================================================================


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Item 1.  General Information.  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           The Board of Governors of the Federal Reserve System Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.     Not applicable.

Item 16.  List of Exhibits.    List below all exhibits filed as a part of this
                               Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1.      a.    A copy of the Articles of Association of the
                               trustee now in effect.**

         Exhibit 2.      a.    A copy of the certificate of authority of the
                               trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The
                               Northwestern National Bank of Minneapolis.*

                         b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                         c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                         d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                         e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                         f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."***

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.      Copy of By-laws of the trustee as now in effect.**

         Exhibit 5.      Not applicable.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         Exhibit 8.      Not applicable.

         Exhibit 9.      Not applicable.



         * Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

         ** Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 99.T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

         *** Incorporated by reference to exhibit number 2f to the trustee's Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 13th day of December 2001.



                               WELLS FARGO BANK MINNESOTA,
                               NATIONAL ASSOCIATION

                                /s/ JANE Y. SCHWEIGER
                               ----------------------------
                               Jane Y. Schweiger
                               Assistant Vice President

                                                                       EXHIBIT 6




December 13, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                Very truly yours,

                                WELLS FARGO BANK MINNESOTA,
                                NATIONAL ASSOCIATION


                                 /s/ JANE Y. SCHWEIGER
                                ---------------------------
                                Jane Y. Schweiger
                                Assistant Vice President

                                                                       EXHIBIT 7



Legal Title of Bank:  Wells Fargo Bank Minnesota, N.A.                                             FFIEC  031
Address:                                                                                                 RC-1
City, State   Zip:    Minneapolis MN 55479
Transmitted to EDS as 0156946 on 10/30/01 at 13:38:42 CST
FDIC Certificate No.: 05208

CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                     Dollar Amounts in Thousands    RCFD  Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):
     a.   Noninterest-bearing balances and currency and coin(1).................................    0081    1,448,940    1.a
     b.   Interest bearing balances(2)..........................................................    0071       50,447    1.b
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754            0    2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773    1,878,367    2.b
  3. Federal funds sold and securities purchased under agreements to resell.....................    1350    8,095,905    3.
  4. Loans and lease financing receivables (from Schedule RC-C:
     a.   Loans and leases held for sale........................................................    5369   13,640,454    4.a
     b.   Loans and leases, net of unearned income........................ B528 19,816,106                               4.b
     c.   LESS: Allowance for loan and lease losses....................... 3123    280,835                               4.c
     d.   Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)...........    B529   19,535,271    4.d
  5. Trading assets (from Schedule RC-D)........................................................    3545       49,834    5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145      164,899    6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150        7,686    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)......................................................................................    2130            0    8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155       10,025    9.
 10. Intangible assets..........................................................................
     a.   Goodwill..............................................................................    3163      139,124    10.a
     b.   Other intangible assets (from Schedule RC-M)..........................................    0426        2,739    10.b
 11. Other assets (from Schedule RC-F)..........................................................    2160    1,302,750    11.
 12. Total assets (sum of items 1 through 11)...................................................    2170   46,326,441    12.

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Wells Fargo Bank Minnesota, N.A.                                              FFIEC  031
Address:                                                                                                  RC-2
City, State   Zip:    Minnesota, MN 55479
Transmitted to EDS as 0156946 on 10/30/01 at 13:38:42 CST
FDIC Certificate No.: 05208

SCHEDULE RC -- CONTINUED

                                                             Dollar Amounts in Thousands          Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------

                                                                                  RCON / RCFD
                                                                                     ----
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
        part I)...................................................................... RCON 2200    21,928,992      13.a.
        (1) Noninterest-bearing(1)...........................RCON 6631    11,462,829                               13.a.(1)
        (2) Interest-bearing.................................RCON 6636    10,466,163                               13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
        (from Schedule RC-E, part II)................................................ RCFN 2200     5,339,931      13.b.
       (1) Noninterest-bearing...............................RCFN 6631         3,335                               13.b.(1)
       (2) Interest-bearing..................................RCFN 6636     5,336,596                               13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase...... RCFD 2800     9,410,311      14.
15.  Trading liabilities (from Schedule RC-D)........................................ RCFD 3548        43,801      15.
16.  Other borrowed money (includes mortgage indebtedness and obligations under
     capitalized leases) (from Schedule RC-M):......................................  RCFD 3190     5,594,270      16.
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.......................  RCFD 2920        10,025      18.
19.  Subordinated notes and debentures(2)...........................................  RCFD 3200             0      19.
20.  Other liabilities (from Schedule RC-G).........................................  RCFD 2930       918,811      20.
21.  Total liabilities (sum of items 13 through 20).................................  RCFD 2948    43,246,141      21.
22.  Minority interest in consolidated subsidiaries.................................  RCFD 3000             0      22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..................................  RCFD 3838             0      23.
24.  Common stock...................................................................  RCFD 3230       100,000      24.
25.  Surplus (exclude all surplus related to preferred stock).......................  RCFD 3839     1,712,625      25.
26.  a. Retained earnings...........................................................  RCFD 3632     1,211,898      26.a.
     b. Accumulated other comprehensive income (3)..................................  RCFD B530        55,777      26.b.
27.  Other equity capital components (4)............................................  RCFD A130             0      27.
28.  Total equity capital (sum of items 23 through 27)..............................  RCFD 3210     3,080,300      28.
29.  Total liabilities, minority interest and equity capital
     (sum of items 21, 22 and 28)...................................................  RCFD 3300    46,326,441      29.

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best                      Number
     describes the most comprehensive level of auditing work performed for the bank                   ------
     by independent external auditors as of any date during 2000....................  RCFD 6724         N/A       M.1



1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank conducted in accordance
    with generally accepted auditing standards by a certified          with generally accepted auditing standards by a certified
    public accounting firm which submits a report on the bank          public accounting firm (may be required by state chartering
2 = Independent audit of the bank's parent holding company             authority)
    conducted in accordance with generally accepted auditing       5 = Directors' examination of the bank performed by other
    standards by a certified public accounting firm which              external auditors (may be required by state chartering
    submits a report on the consolidated holding company               authority)
    (but not on the bank separately)                               6 = Review of the bank's financial statements by external
3 = Attestation on bank management's assertion on the                  auditors
    effectiveness of the bank's internal control over financial    7 = Compilation of the bank's financial statements by external
    reporting by a certified public accounting firm                    auditors
                                                                   8 = Other audit procedures (excluding tax preparation work)
                                                                   9 = No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.